PREMISES LEASE CONTRACT

Lessor (Party A): Shenzhen Yeller Investment & Development Co., Limited
Address: Floor 26, Culture and Sports Building, Futian Sports Park, No. 3030 Fuqiang Road, Shenzhen
Zip code: 518000
Contact number: 0755-23946209
Business License or ID Card Number: 91440300550304092M

Lessee (Party B): Shenzhen Yeller Audio & Video Technology Co., Limited
Address: Floor 26-4, Culture and Sports Building, Futian Sports Park, No. 3030 Fuqiang Road, Shenzhen
Zip code:518000
Contact number: 0755-82801865
Business License or ID Card Number: 91440300MA5EHBRE8W

In accordance with <the Contract Law of the People's Republic of China>, <the Urban Housing Management Law of the People's Republic of China>, <the Housing Leasing Regulations of Shenzhen Special Economic Zone> and the detailed rules for implementation, Party A and Party B hereby enter into this Contract through mutual agreement.

Article 1

Party A leases the place located at Floor 26, Culture and Sports Building, Futian Sports Park, No. 3030 Fuqiang Road, Shenzhen, House (Room) No. _________ (hereinafter referred to as the Leased premises) to Party B. The total construction area of the leased premises is 500 square meters, and the total number of floors is 26.

Article 2

The unit rent of the leased premises is calculated at RMB 116 per square meter per month, and the total monthly rental fee is RMB 58,000.00 (approximately US$8,949.00)

Article 3

Party B shall pay the first instalment rental fee of RMB 58,000.00 before April 1, 2021.

Article 4

Party B shall pay the rental fee to Party A:

☐√ Before the 10th day of each month:

☐Before the___ day and ___ month of each quarter;

☐Before the___ day and ___ month of each half year:

☐Before the___ day and ___ month of each year;

Party A shall issue a tax invoice to Party B when collecting rental fee
(Both parties should select one of the above options and tick " √ ")

Article 5

Party B shall rent the premises from April 1, 2021 to March 31, 2024. The time limit stipulated in the preceding paragraph shall not exceed the approved Land-use life, and the part beyond the time limit shall be invalid.

Article 6
Purpose of leased premises: for office use
Party B shall not use the premises for any other purposes without party A's written approval

Article 7
Party A shall deliver the leased premises to Party B before April 1, 2021 and go through relevant handover procedures.
If Party A failed to deliver the leased premises within the time specified in the preceding paragraph, Party B may request to extend the validity of the contract, and both parties shall sign a letter for confirmation and report to the contract registration authority for record.

Article 8
When delivering the leased premises, both parties shall confirm the current condition of the leased premises and its affiliated facilities, the affiliated property and other relevant information, and make supplementary list in the attached pages.

Article 9
When Party A delivers the leased premises, party A may charge Party B a deposit of _/_ months (not more than 3 months) rent, that is, RMB _/_.
Party A shall issue a receipt to Party B when collecting the deposit.
Conditions for Party A to return the deposit to Party B:
1. ______________/______________
2. ______________/______________
3. ______________/______________
☐Meet any condition above
☐Meet all the conditions above
(Both parties should select one of the above options and tick " √ ")
Method and time of returning deposit: ______________/______________
Party A may not return the deposit under any of the following conditions:
1. ______________/______________
2. ______________/______________
3. ______________/______________

Article 10
During the lease term, Party A shall be responsible for paying the usage fee of the land used for the leased premises and the taxes, management fees, _/_ and other fees arising from the lease. Party B is responsible for paying the water, electricity, sanitation, housing (building) management fee, _/_ and other expenses incurred by using the leased premises on time.

Article 11
Party A shall ensure that the leased premises and its attached facilities delivered can realize the lease purpose and ensure that the safety of the premises complies with the provisions of relevant laws, regulations, and rules.

Article 12
Party B shall make reasonable use of the leased premises and its attached facilities and shall not engage in illegal activities by using the leased premises. Party A shall not disturb or obstruct Party B's normal and reasonable use of the leased premises.

Article 13
In the course of using the leased premises, party B shall timely notify Party A and take effective measures to prevent further expansion of the defects if the leased premises or its affiliated facilities are damaged or faulty, which is not caused by the fault of Party B. Party A shall, within 10 days upon receipt of the notice from Party B, carry out repairs or directly entrust Party B to carry out repairs; If Party B is unable to notify Party A or Party A fails to perform the maintenance obligations within the time specified above upon receipt of the notice, Party B may perform the maintenance on behalf of Party A.
In case of urgent need for immediate repair, Party B shall first repair and notify Party A of the relevant situation in time.
The maintenance expenses incurred under the circumstances specified in the two paragraphs above (including reasonable expenses incurred by Party B for maintenance and for preventing the expansion of defects) shall be borne by Party A. If Party B fails to fulfil its obligations in the above two paragraphs, fails to notify in time or take possible effective measures, resulting in further losses, part of the maintenance costs shall be borne by Party B.

Article 14
If the leased premises or its attached facilities are damaged or damaged due to improper or unreasonable use of the premises by Party B, Party B shall be responsible for repair or compensation and notify Party A.

Article 15.
☐During the lease term, Party B may sublease all or part of the leased premises to others and go through the formalities of registration (filing) with the housing leasing authority. However, the sublease term shall not exceed the lease term stipulated in this contract.
☐During the lease period, with the written consent of Party A, Party B may go through the formalities of registration (filing) with the competent authority of housing lease with the written proof of party A's consent to sublease. However, the sublease term shall not exceed the lease term stipulated in this contract.
☐ √ During the lease term, Party B shall not sublet the leased premises in part or in whole.
(Both parties should select one of the above options and tick " √ ")

Article 16
If Party A intends to transfer part or all the property right of the leased premises during the term of this contract, party A shall notify Party B one month before transfer in written. Party B shall reply to Party A within 10 working days upon receipt of the written notice from Party A. Under the same conditions, Party B shall have the pre-emptive right to purchase the premises.
If the leased premises is transferred to others, Party A is responsible to inform the transferee to continue to perform this contract when signing the transfer contract.

Article 17

During the term of this Contract, if one of the following conditions occurs, it is allowed to terminate or modify the contract:

1) The contract cannot be performed due to force majeure.

2) government requisition, acquisition, recovery, or demolition of leased premises.

3) Both parties reach an agreement through consultation.

Article 18

If any of the following conditions occurred, Party A may charge for the loss caused thereby:

☐1. Party B is required to restore the premises to its original condition

☐2. Claim damages from Party B

☐3. The lease deposit shall not be returned

☐4. Party B is required to pay liquidated damages of RMB ___/___

(The above four options shall be selected and tick " √ " by both parties through negotiation, but options 3 and 4 cannot be selected at the same time;

(I) Party B is in arrears of rental fee for more than 30 days (one month)

(II) Party B's arrears of expenses that may cause losses of Party A more than RMB 58,000.00

(iii) Party B uses the leased premises to conduct illegal activities and damage the public interests or the interests of others

(iv) Party B changes the structure or use of the leased premises without authorization

(V) Party B violates article 14 of this Contract and fails to undertake maintenance responsibilities or pay maintenance fees, resulting in serious damage to the premises or equipment

(VI) Party B decorates the leased premises without party A's consent and approval from relevant departments

(vii) Party B sublets the leased premises to a third party without authorization

In addition to holding Party B liable for damages or breach of contract, Party A may request Party B to change the terms of the Contract or terminate the contract based on the above circumstances. Once the notice of termination of the Contract is legally served, Party A has the right to apply for unilaterally registering the termination of the contract.

Article 19

If any of the following conditions occurred, Party B may charge for the loss caused thereby:

☐1. Claim damages from Party A

☐2. Request Party A to refund the lease deposit in double

☐3. Party A shall pay a penalty of RMB ___/___

(The above three options shall be selected and tick " √ " by both parties through negotiation, but options 2 and 3 cannot be selected at the same time)

(I) Party A delays delivery of the leased premises for more than 30 days (one month)

(II) Party A violates article 11 of this Contract and the safety of the leased premises does not conform to the provisions of relevant laws, regulations, or regulations

(III) Party A fails to undertake the maintenance responsibility or pay the maintenance fee in violation of Article 13 hereof

(iv) Party A rebuilds, expands, or decorates the leased premises without party B's consent or approval from relevant departments

In addition to holding Party A liable for damages or breach of contract, Party B may also request Party A to change the terms of the Contract or terminate the contract based on the above circumstances. Once the notice of termination of the contract is legally served, Party B shall have the right to apply for unilaterally registering the termination of the contract.

Article 20

Upon the termination of this contract, Party B shall move out and return the leased premises within 10 days and guarantee the good condition of the leased premises and its attached facilities (except for normal wear and tear), settle all expenses to be borne by Party B and go through relevant handover procedures.

If Party B fails to move out or return the leased premises within the prescribed time limit, Party A has the right to take back the leased premises according to law or the contract and charge party B a compensation equal to double the rent for the overdue part.

Article 21

If Party B needs to continue renting the leased premises upon the expiration of the lease term, it shall request Party A to renew the lease 3 months prior to the expiration of the lease term.

Under the same conditions, Party B will have the priority to lease the premises. If party A and Party B reach an agreement on the renewal of the lease, they shall conclude a new contract and register it with the contract registration authority.

Article 22

Both party A and Party B shall sign <the Responsibility Letter of Safety Management of Premises Leasing in Shenzhen>. The leased premises provided by Party A shall meet the standards and conditions for safe use without any potential safety hazards. In the leased buildings, firefighting equipment, gas and electric facilities, entrances and exits and passageways shall conform to the management regulations or standards of production safety, firefighting, public security, environmental protection, and sanitation stipulated by the Municipal government. Party B shall use the leased premises in strict accordance with the safety, fire control, public security, environmental protection, sanitation and other management regulations or standards stipulated by government departments and shall be obliged to ensure that the leased premises does not have any hidden safety hazards during the usage period. Both parties shall consciously perform the terms of this Contract, if either party breaches the contract, it shall bear the corresponding liabilities for breach of contract as agreed herein.

Article 23

Both parties may separately agree on matters not covered herein in the addendum. The contents of the appended pages shall be a part of this contract and have the same effect as this contract after being signed and sealed by both parties.

During the lease term, if both parties reach a change agreement on the contents of this contract, both parties shall register (put on record) with the competent authority of housing lease within 10 days after the establishment of the change agreement.

Article 24
Any disputes arising from this contract shall be settled by both parties through negotiation. If not settled, it can be reached through consultation, the contract registration authority may be submitted for mediation. If conciliation fails, it may be consulted

☐Arbitration in Shenzhen Arbitration Commission:

☐China Commission for International Economic and Trade Arbitration (Shenzhen Branch)

☐ √ Lawsuit in the PRC court brings a.

(The above means of dispute settlement shall be chosen by both parties through negotiation and tick " √ " in the corresponding option.)

Article 25
Both parties agree that the following addresses shall be the addresses for delivering of correspondence or documents of both parties:

Address of Party A: _______/_______

Address of Party B: _______/_______

If the above address is not agreed, the address of the contract signed by both parties shall be taken as the address for service.

The address of service shall remain valid without notice of change in written. Notices or documents sent by one party to the other party at the address for service shall be deemed served. If the documents mailed to the above address are returned by the postal department, the date of return shall be deemed as the date of service.

Article 26
This contract shall come into force on the date of signing.

Both parties shall register and put on record with the competent authority within 10 days after signing this Contract.

Article 27
This Contract is made in Chinese in original.

Article 28
This Contract is made in duplicate, with Party A holding one copy and Party B holding one copy.

Party A (seal):
Legal Representative:
Contact Number:
Bank Account:
Authorized agent (seal):

Party B (seal):
Legal Representative:
Contact Number:
Bank Account:
Authorized agent (seal):
30 March 2021